Exhibit 10.2

CELADON GROUP, INC.

AWARD NOTICE

GRANTEE:	Vincent Donargo
TYPE OF AWARD:	Non-Qualified Stock Option
NUMBER OF SHARES:	400,000
EXERCISE PRICE PER SHARE:	As set forth on Schedule A
DATE OF GRANT:	May 1, 2019
EXPIRATION DATE:	May 1, 2029

1.          Grant of Option.  This Award Notice serves to notify you that Celadon Group, Inc., a Delaware corporation (the “Company”), hereby grants to you an option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice, up to the number of shares set forth above (the “Option Shares”) of the Company’s common stock, par value $0.033 per share (the “Common Stock”), at the price per share set forth above. You should review the terms of this Award Notice carefully.  Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in that certain Amended and Restated Employment Agreement between you and the Company, dated May 1, 2019 (the “Employment Agreement”).

2.          Term.  Unless the Option is previously terminated pursuant to the terms of this Award Notice, the Option will expire at the close of business on the expiration date set forth above (the “Expiration Date”).

3.          Vesting; Forfeiture; Limitation on Exercise.  Subject to the terms and conditions set forth in this Award Notice, the Option will vest and become exercisable as set forth on Schedule B. Any unvested portion of the Option that does not vest as a result of your failure to have been continuously in the employment or service of the Company or any corporation or business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more (each such entity, a “Subsidiary”) for any reason from the Date of Grant until the vesting dates set forth on Schedule B will automatically be forfeited on the date your employment or service is terminated without any obligation of the Company to pay any amount or deliver any shares of Common Stock. If your employment with or service to the Company or a Subsidiary is terminated for Cause (as defined in the Employment Agreement), any unvested portion of the Option shall be forfeited in accordance with this Section 3, and any vested portion of the Option shall no longer be exercisable on or after the date of such termination. If your employment with or service to the Company or a Subsidiary is terminated for any reason other than for Cause, any unvested portion of the Option shall vest or be forfeited in accordance with this Section 3 or Section 5, as applicable, and you may thereafter exercise any vested portion of the Option until the earlier of (a) the date which is ninety (90) days following the date of such termination and (b) the Expiration Date.

4.          Exercise.

(a)          Method of Exercise.  To the extent exercisable under Section 3, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one (1) share of Common Stock in any single transaction.  The Option shall be exercised by your giving written notice of such exercise to the Company specifying the number of Option Shares that you elect to purchase and the Exercise Price to be paid.  Upon determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as the Company may impose and payment of the Exercise Price, the Company shall issue to you a certificate or do book entry registration for the Option Shares purchased on the earliest practicable date (as determined by the Company) thereafter.

(b)          Payment of Exercise Price.  The Exercise Price may be paid as follows:

(i)          In United States dollars in cash or by check, bank draft, or money order payable to the Company;

(ii)          At the sole discretion of the Company’s Compensation Committee (the “Committee”), through the delivery of shares of Common Stock with an aggregate Fair Market Value (as defined in the Company’s 2006 Omnibus Incentive Plan, as amended (the “Plan”)) at the date of such delivery equal to the Exercise Price;

(iii)          Subject to any and all limitations imposed by the Committee from time to time (which may not be uniform), through a “cashless exercise,” whereby you (A) irrevocably instruct a broker or dealer acceptable to the Company to sell, on your behalf, shares of Common Stock to be issued upon exercise pursuant to this Award Notice and to deliver cash sale proceeds therefrom to the Company in payment of the Exercise Price, and (B) direct the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer;

(iv)          At the sole discretion of the Committee, through the surrender of part of the Option or other exercisable options having a difference between (A) the exercise price of such surrendered Options and (B) the Fair Market Value (as defined in the Plan) of the Common Stock equal to the Exercise Price;

(v)          Any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform); or

(vi)          At the sole discretion of the Committee, in any combination of Sections 4(b)(i), 4(b)(ii), 4(b)(iii), 4(b)(iv), and 4(b)(v) above.

The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or options as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or options to exercise the Option as it deems appropriate.  Among other factors, the Committee will consider the restrictions of Rule 16b‑3 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act, and any successor laws, rules, or regulations.

(c)          Withholding.  The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company or a Subsidiary of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company or any Subsidiary to the governmental authority on account of the exercise.  The payment of such withholding taxes to the Company or any Subsidiary may be made by one or any combination of the following methods: (i) in cash or by check, (ii) by the Company withholding such taxes from any other compensation owed to you by the Company or any Subsidiary, (iii) pursuant to a cashless exercise program as contemplated in Section 4(b)(iii) above, or (iv) any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform).

5.          Effect of Change in Control. If, during the six months preceding or the 12 months following a Change in Control (as defined in the Employment Agreement), the Company or its successor terminates your employment without Cause (as defined in the Employment Agreement), or you terminate your employment with the Company or its successor with Good Reason (as defined in the Employment Agreement), then the unvested portion of the Option shall immediately vest and become exercisable as of the date of the occurrence of such event, or, if such termination occurs prior to the Change in Control, on the date of such Change in Control. Your right to exercise any vested but unexercised portion of the Option is subject to Section 3 of this Award Notice.

6.          Nonassignability.  The Option may not be alienated, transferred, assigned, or pledged (except by will or the laws of descent and distribution).  The Option is only exercisable by you during your lifetime.  After vesting and/or exercise, the sale or other transfer of the Option, the Option Shares, and the Common Stock issued upon exercise of the Option will be subject to applicable laws and regulations under federal and state securities laws, as well as anti-hedging and pledging policies adopted by the Company.

7.          Limitation of Rights.  You will not have any rights as a stockholder with respect to the Option Shares until you become the holder of record of such shares by exercising the Option.  Neither the granting of the Option nor this Award Notice give you any right to remain in the employment or service of the Company or any subsidiary.

8.          Rights of the Company and Subsidiaries.  This Award Notice does not affect the right of the Company or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

9.          Restrictions on Issuance of Shares.  If at any time the Company determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.          No Registration.  You represent and warrant that the Option and the Common Stock issued upon exercise of the Option pursuant to this Award Notice are being acquired for your own account for investment only and not with a view to, or for sale in connection with, any distribution of such Restricted Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws or any rules or regulations promulgated thereunder (“Applicable Securities Laws”).  You further acknowledge, represent and warrant that none of the Option, the Option Shares, nor the Common Stock issued upon exercise of the Option have been registered under Applicable Securities Laws, and as a result, you will not be able to transfer or sell shares even after the restrictions lapse unless exemptions from registration under Applicable Securities Laws are available.  Such exemptions from registration are limited and might be unavailable.  You agree that any resale by you of the Option, the Option Shares, or Common Stock issued upon exercise of the Option shall comply in all respects with the requirements of all Applicable Securities Laws (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time.  The Company shall not be obligated to issue Common Stock upon exercise of the Option or permit the resale of any such shares, if such issuance or resale would violate any such requirements. You acknowledge that the Company is under no obligation to register the Option, the Option Shares, or the Common Stock issued upon exercise of the Option, on your behalf or to assist you in complying with any exemption from registration under the Securities Act or state securities laws.

11.          Obligation to Maintain Stock Ownership.  Your ability to dispose of the Common Stock issued upon exercise of the Option is subject to stock ownership guidelines adopted by the Company for certain officers and key employees, and the Company is authorized to place a restrictive legend on such shares, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Committee's sole discretion, to enforce such ownership guidelines.  Please determine whether you are subject to the guidelines and how many shares of Common Stock issued upon exercise of the Option may be disposed of prior to attempting to dispose of any shares.

12.          Authority of the Committee.  The Committee shall have the exclusive right to (i) accelerate the vesting, exercise, or payment of the Award when such action or actions would be in the best interest of the Company, (ii) administer this Award, at its discretion, in accordance with the Plan, and (iii) certify whether, and to what extent, the vesting conditions set forth in Schedule B have been attained, and you agree that the Committee's determination is binding.

13.          Amendment.  Except as otherwise provided herein, the Company may only alter, amend, or terminate the Option with your consent.

14.          Governing Law.  This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superceded by applicable federal law, without giving effect to its conflicts of law provisions.

15.          Notices.  All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to the Company’s office at 9503 East 33rd Street, One Celadon Drive, Indianapolis, Indiana 46235, Attention: General Counsel.  Each such notice and other communication delivered personally shall be deemed to have been given when delivered.  Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by facsimile or electronically shall be deemed to have been given when it is so transmitted and the appropriate confirmation is received.

* * * * * * * * * *

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice.  The undersigned further acknowledges that this Award Notice sets forth the entire understanding between him or her and the Company regarding the Option granted by this Award Notice and that this Award Notice supercedes all prior oral and written agreements on that subject.

Dated: May 1, 2019

Grantee:

/s/ Vincent Donargo
Vincent Donargo

Celadon Group, Inc.

	By:	/s/ Paul Svindland
	Name:	Paul Svindland
	Title:	Chief Executive Officer

Schedule A

Exercise Price per Share

Number of Shares	Exercise Price per Share
400,000	$2.53

Schedule B

If (and only if) you are continuously employed by or in the service of the Company or a Subsidiary from the Date of Grant through each vesting date, and subject to the terms of this Award Notice, the Option will vest as follows:

Number of Option Shares	Vesting Date
100,000	Upon Compensation Committee’s certification that the Audit Goal has been achieved
100,000	Upon Compensation Committee’s certification that the Company’s common stock has been relisted on the NYSE, NASDAQ, or comparable nationally-recognized exchange
66,667	May 1, 2021
66,667	May 1, 2022
66,666	May 1, 2023

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